Exhibit 5.1

February 1, 2021

NewAge, Inc.

2420 17th Street, Suite 2020

Denver, CO 80202

Re:	NewAge, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for NewAge, Inc., a Washington corporation (the “Company”), in connection with the proposed registration by the Company of the resale of an aggregate of 6,403,703 shares of common stock, par value $0.001 per share (the “Shares”), under a registration statement on Form S-3 dated the date hereof, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Shares to be registered pursuant to the Registration Statement are proposed to be sold by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) and consist of (i) 4,903,703 Shares (the “Base Shares”) outstanding as of the date hereof and (ii) 1,500,000 Shares (the “Warrant Shares”), including (a) up to 750,000 shares issuable under the Class A Common Stock Purchase Warrant, dated December 1, 2020, and (b) 750,000 shares issuable under the Class B Common Stock Purchase Warrant, dated December 1, 2020.

In connection with the foregoing representation, we have examined the Company’s Articles of Incorporation, as amended, its Bylaws and such other documents (the “Governing Documents”), including the Registration Statement, and each of the above-identified Purchase and Sale Agreements pursuant to which Warrant Shares may be issued, and have reviewed such matters of law as we have deemed necessary for this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the Selling Shareholders and officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

February 1, 2021

1. The Base Shares have been duly authorized under the laws of the State of Washington, and such Shares are validly issued and outstanding and fully paid and nonassessable.

2. The Warrant Shares have been duly authorized under the laws of the State of Washington, and such Warrant Shares will, when issued and sold pursuant to the applicable Common Stock Purchase Warrant, in accordance with their respective terms, and when, if issued as certificated shares, certificates representing such Warrant Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or, if issued as uncertificated shares, upon authorization thereof by action of the Company and registration by the Company’s transfer agent/registrar, be validly issued, fully paid and nonassessable.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Governing Documents. This opinion is limited to matters governed by the Washington Business Corporation Act, to the extent such laws are identical in all respects to the laws of the State of Colorado.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Partner